UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 13, 2017

Date of Report (Date of earliest event reported)

US FOODS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37786	26-0347906
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

(Address of principal executive offices)

(847) 720-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

As disclosed in US Foods Holding Corp.’s (the “Company”) Registration Statement on Form S-1 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) on January 13, 2017, the Company announces the following estimated fiscal 2016 results.

Basis of Presentation

References to “fiscal 2016” are to the 52-week period ended December 31, 2016, references to “fiscal 2016 fourth quarter” are to the 13-week period ended December 31, 2016, references to “fiscal 2015” are to the 53-week period ended January 2, 2016, and references to “fiscal 2015 fourth quarter” are to the 14-week period ended January 2, 2016.

Estimated Fiscal 2016 Results

The Company’s fiscal 2016 fourth quarter and fiscal 2016 full year financial results are not yet finalized. The following information reflects management’s current estimates. References to exclusion of the “extra week” in the below discussion refers to the 53rd week in fiscal 2015 fourth quarter and is presented to provide comparable 52-week and 13-week period results on a year over year basis.

Fiscal Year 2016

Net sales for the 52-week period ended December 31, 2016 are expected to be approximately $23.0 billion, a decrease of approximately 0.6% from $23.1 billion in fiscal 2015. Excluding the extra week in fiscal 2015, net sales are expected to increase approximately 1.0%. Total case volume is expected to increase approximately by 2.9% in fiscal 2016, inclusive of approximately 6.4% of Independent Restaurant growth, when compared to fiscal 2015 and excluding the extra week.

Net income for fiscal 2016 is expected to be between $203 million and $213 million, an expected increase of between 20.8% and 26.8% when compared to fiscal 2015.

Adjusted EBITDA in fiscal 2016 is expected to be between $963 million and $971 million, an increase of approximately 10.1% to 11.0% from $875 million of Adjusted EBITDA in fiscal 2015. Excluding the extra week in fiscal 2015, Adjusted EBITDA is expected to increase by approximately 11.5% to 12.4%.

As of December 31, 2016, the Company had approximately $130 million of cash and cash equivalents and approximately $3.8 billion of indebtedness, net of approximately $20 million of unamortized deferred financing costs.

Fourth Quarter 2016

Net sales for the 13-week period ended December 31, 2016 are expected to be approximately $5.7 billion, a decrease of approximately 4.3% from $5.9 billion in fiscal 2015 fourth quarter. Excluding the extra week in fiscal 2015 fourth quarter, net sales are expected to increase by approximately 2.0%. Total case volume is expected to increase approximately 4.1% in fiscal 2016 fourth quarter, inclusive of approximately 6.1% of Independent Restaurant growth, when compared to fiscal 2015 fourth quarter and excluding the extra week.

Net income for fiscal 2016 fourth quarter is expected to be between $70 million and $80 million, as compared to a net loss of $10 million in fiscal 2015 fourth quarter.

Adjusted EBITDA in fiscal 2016 fourth quarter is expected to be between $256 million and $264 million, an increase of approximately 0.4% to 3.5% from the $255 million of Adjusted EBITDA reported in fiscal 2015. Excluding the extra week in fiscal 2015 fourth quarter, Adjusted EBITDA is expected to increase by approximately 4.9% to 8.2%.

The drivers of the estimated variances for net sales, case volume, net income and Adjusted EBITDA for fiscal 2016 and fiscal 2016 fourth quarter as compared to fiscal 2015 and fiscal 2015 fourth quarter are consistent with those described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations—39-weeks ended October 1, 2016 and September 26, 2015” in the Company’s Form 10-Q for the quarter ended October 1, 2016, filed with the SEC on November 8, 2016 (the “Form 10-Q”).

Cautionary Statement Regarding Preliminary Results

The estimated fiscal 2016 and fiscal 2016 fourth quarter results are preliminary, unaudited and subject to completion, reflect management’s current views and may change as a result of management’s review of results and other factors, including a wide variety of significant business, economic and competitive risks and uncertainties. Such preliminary results for the fourth quarter and full year 2016 are subject to the finalization and closing of the Company’s accounting books and records (which have yet to be performed), and should not be viewed as a substitute for full quarterly financial statements prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”). The Company cautions you that the fiscal 2016 and fiscal 2016 fourth quarter estimates are not guarantees of future performance or outcomes and that actual results may differ materially from those described above. Factors that could cause actual results to differ from those described above are set forth in “Risk Factors” and “Forward-Looking Statements” in the Form 10-Q. The Company assumes no obligation to update any forward-looking statement as a result of new information, future events or other factors. You should read this information together with the financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for prior periods included elsewhere in the Registration Statement. Neither the Company’s independent registered public accounting firm nor any other independent registered public accounting firm has audited, reviewed or compiled, examined or performed any procedures with respect to the preliminary results, nor have they expressed any opinion or any other form of assurance on the preliminary results.

Adjusted EBITDA Description and Reconciliations

The Company provides Adjusted EBITDA as a supplemental measures to GAAP regarding its operational performance. This non-GAAP financial measure excludes the impact of certain items and, therefore, have not been calculated in accordance with GAAP.

The Company believes Adjusted EBITDA provides meaningful supplemental information about its operating performance because it excludes amounts that the Company does not consider part of its core operating results when assessing its performance. Items excluded from Adjusted EBITDA include Restructuring and tangible asset impairment charges, Loss on extinguishment of debt, Sponsor fees, Share-based compensation expense, the non-cash impact of LIFO reserve adjustments, Business transformation costs (business costs associated with the redesign of systems and processes), Acquisition related costs, Acquisition termination fees—net, and other items as specified in its debt agreements.

The Company believes that Adjusted Net income is a useful measure of operating performance for both management and investors because it excludes items that are not reflective of the Company’s core operating performance and provides an additional view of its operating performance including depreciation, amortization, interest expense, and income taxes on a consistent basis from period to period. Adjusted Net income is Net income (loss) excluding such items as Restructuring and tangible asset impairment charges, Loss on extinguishment of debt, Sponsor fees, Share-based compensation expense, Business transformation costs (cost associated with redesign of systems and process), and other items, and adjusted for the tax effect of the exclusions and discrete tax items. The Company believes that Adjusted Net income is used by investors, analysts and other interested parties to facilitate period-over-period comparisons and provides additional clarity as to how factors and trends impact the Company’s operating performance.

Management uses these non-GAAP financial measures (a) to evaluate its historical and prospective financial performance as well as its performance relative to its competitors as they assist in highlighting trends, (b) to set internal sales targets and spending budgets, (c) to measure operational profitability and the accuracy of forecasting, (d) to assess financial discipline over operational expenditures, and (e) as an important factor in determining variable compensation for management and employees. Adjusted EBITDA is also used for certain covenants and restricted activities under the Company’s debt agreements. The Company also believe these non-GAAP financial measures are frequently used by securities analysts, investors, and other interested parties to evaluate companies in its industry.

The Company cautions readers that amounts presented in accordance with its definition of Adjusted EBITDA may not be the same as similar measures used by other companies. Not all companies and analysts calculate Adjusted EBITDA in the same manner. The Company compensates for these limitations by using this non-GAAP financial measures as a supplement to GAAP financial measures and by presenting the reconciliation of the non-GAAP financial measure to its most comparable GAAP financial measure.

The following table reconciles Adjusted EBITDA to net income for the periods presented ($ in millions)(*)

	Fourth Quarter 2016		Fourth Quarter 2015	Change		Change		Fiscal 2016		Fiscal 2015	Change		Change
	Low End	High End	$	Low End	High End	Low End	High End	Low End	High End	Actual	Low End	High End	Low End	High End
Net income	$70	$80	$(10)	$80	$90	800.0%	900.0%	$203	$213	$168	$35	$45	20.8%	26.8%
Interest expense, net	39	39	74					229	229	285
Income tax provision (benefit)	(2)	4	(12)					(80)	(74)	25
Depreciation and amortization expense	110	102	101					424	416	399

EBITDA	217	225	153	64	72	41.8	47.1	776	784	876	(101)	(93)	(11.4)	(10.5)
Adjustments:
Sponsor fees (1)	0	0	3					36	36	10
Restructuring and tangible asset impairment charges (2)	15	13	91					54	52	173
Share-based compensation expense (3)	4	4	8					18	18	16
LIFO reserve change (4)	2	4	(32)					(23)	(21)	(74)
Loss on extinguishment of debt (5)	0	0	0					54	54	0
Business transformation costs (6)	11	11	15					37	37	46
Acquisition related costs (7)	0	0	6					1	1	85
Acquisition terminated fees - net (8)	0	0	0					0	0	(288)
Other (9)	6	6	11					10	10	31
Adjusted EBITDA	$256	$264	$255	$1	$9	0.4%	3.5%	$963	$971	$875	$88	$96	10.1%	11.0%

(*)	Amounts may not add due to rounding.
(1)	Consists of fees paid to the Sponsors for consulting and management advisory services. On June 1, 2016, the consulting agreements with each of the Sponsors were terminated for an aggregate termination fee of $31 million.
(2)	Consists primarily of facility related closing costs, including severance and related costs, tangible asset impairment charges, organizational realignment costs, and estimated multiemployer pension withdrawal liabilities.
(3)	Share-based compensation expense for vesting of stock awards.
(4)	Represents the non-cash impact of LIFO reserve adjustments.
(5)	Includes fees paid to debt holders, third party costs, early redemption premium, the write-off of unamortized deferred financing costs, the write-off of unamortized issue premium related to the June 2016 debt refinancing, and the loss related to the September 2016 CMBS Fixed Facility defeasance. See Note 10, Debt in our unaudited consolidated financial statements.
(6)	Consists primarily of costs related to significant process and systems redesign across multiple functions.
(7)	Consists of costs related to the Acquisition, including certain employee retention costs.
(8)	Consists of net fees received in connection with the termination of the Acquisition Agreement.
(9)	Other includes gains, losses or charges as specified under USF’s debt agreements.

Pursuant to General Instruction B.2. to Form 8-K, the information set forth in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: January 13, 2017	US Foods Holding Corp.

	By:	/s/ Luis A. Avila
Interim General Counsel and Chief Compliance Officer